Exhibit (10)-w
                                BAUSCH & LOMB INCORPORATED

                          EXECUTIVE DEFERRED COMPENSATION PLAN

                                    Amendment No. 1



     Pursuant to Section 12, the Plan is amended, effective
     January 1, 2000, as follows:

     1. Section 7(d) is amended by deleting the first sentence thereof and substituting in its place the following:


          Earnings/losses on Investment Accounts hypothetically invested in mutual funds or other assets for which daily pricing is available ("Daily-Priced Investments") shall be valued daily in accordance with the relevant terms and conditions of the Daily-Priced Investments. Earnings/losses on Investment Accounts hypothetically invested in investments other than Daily-Priced Investments shall be credited effective on the last business day of each month.


     2. Section 7(f) is amended by deleting the first clause thereof and substituting in its place the following:


          A participant may elect to reallocate amounts already in his/her Investment Accounts among the various Investment Accounts at such times and in accordance with such procedures as the Plan Administrator may in its sole discretion, prescribe;


     3. Section 8(d) is amended by adding to the end thereof the following new paragraph:


          A Participant may make a change in the form of payment from the form previously elected to any other form permitted under the Plan at any time up to 24 months prior to the date payments commence. Any change elected within 24 months of a participant's payment commencement date shall be disregarded.



Dated ________________             BAUSCH & LOMB INCORPORATED




                              By______________________________




                              Title_____________________________